                                                                    EXHIBIT 10.5
                                                                  EXECUTION COPY

                                 AMENDMENT NO. 3

            Amendment No. 3 dated as of November 13, 2002 (this "AMENDMENT") among LIBERTY LIVEWIRE CORPORATION, a Delaware corporation (the "BORROWER"), the several Lenders from time to time parties to the Credit Agreement (as defined below), BANC OF AMERICA SECURITIES LLC, as Lead Arranger and Book Manager, BANK OF AMERICA, N.A., as Issuer and Swingline Lender, BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), SALOMON SMITH BARNEY INC., as Syndication Agent, and THE BANK OF NEW YORK COMPANY, INC., as Documentation Agent.

                               W I T N E S S E T H

            WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Issuer, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to the Credit Agreement, dated as of December 22, 2000 (as amended by Amendment No. 1, dated as of November 1, 2001, and Amendment No. 2, dated as of March 26, 2002, the "CREDIT AGREEMENT"; terms defined in the Credit Agreement are used herein as defined therein);

            WHEREAS, the parties desire to amend the Credit Agreement to modify certain provisions thereof;

            NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. AMENDMENT TO CREDIT AGREEMENT.

            (a) AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by:

                  (i) Deleting clause (a) of the definition of "Applicable
            Margin" in its entirety and replacing it with the following:

                        (a) for each Type of Revolving Loan and Term A Loan, the
                  rate per annum set forth under the relevant column heading opposite the applicable Total Leverage Ratio:

                                                              Eurodollar           Alternate Base
                     Total Leverage Ratio                        Loans               Rate Loans
                     --------------------                     ----------           --------------
          Greater than or equal to 4.50 to 1.00                  3.50%                 2.50%

          Less than 4.50 to 1.00 but greater than or             3.25%                 2.25%
          equal to 4.00 to 1.00

          Less than 4.00 to 1.00 but greater than or             2.50%                 1.50%
          equal to 3.50 to 1.00

          Less than 3.50 to 1.00 but greater than or             2.25%                 1.25%
          equal to 3.00 to 1.00

          Less than 3.00 to 1.00 but greater than or             2.00%                 1.00%
          equal to 2.50 to 1.00

          Less than 2.50 to 1.00                                 1.75%                 0.75%

                  ; provided that, after June 30, 2003, if an EBITDA Event has not yet occurred and the Total Leverage Ratio of the Borrower for the applicable time period exceeds the level set forth opposite such period in Section 6.1(c)(ii), for each Type of Revolving Loan and Term A Loan, the rate per annum set forth under the relevant column heading opposite the applicable Total Leverage Ratio:

                                                               Eurodollar          Alternate Base
                    Total Leverage Ratio                         Loans               Rate Loans
                    --------------------                       ----------          --------------
          Greater than or equal to 4.50 to 1.00                  4.50%                 3.50%

          Less than 4.50 to 1.00 but greater than or
          equal to 4.00 to 1.00                                  4.25%                 3.25%

          Less than 4.00 to 1.00 but greater than or
          equal to 3.50 to 1.00                                  2.50%                 1.50%

          Less than 3.50 to 1.00 but greater than or
          equal to 3.00 to 1.00                                  2.25%                 1.25%

          Less than 3.00 to 1.00 but greater than or
          equal to 2.50 to 1.00                                  2.00%                 1.00%

          Less than 2.50 to 1.00                                 1.75%                 0.75%


                  (ii) Deleting clause (b) of the definition of "Applicable
            Margin" in its entirety and replacing it with the following:

                        (b) for each Type of Term B Loan, (i) if the Total
                  Leverage Ratio is less than 4.50 to 1.00, a rate per annum equal to (x) in the case of an Alternate Base Rate Loan, 3.00% and (y) in the case of a Eurodollar Loan, 4.00%, and (ii) if the Total Leverage Ratio equals or exceeds 4.50 to 1.00, a rate per annum equal to (x) in the case of an Alternate Base Rate Loan, 3.25% and (y) in the case of a Eurodollar Loan, 4.25%; provided that, after June 30, 2003, if an EBITDA Event has not yet occurred and the Total Leverage Ratio of the Borrower for the applicable time period exceeds the level set forth opposite such period in Section 6.1(c)(ii), (i) if the Total Leverage Ratio is less than 4.50 to 1.00, a rate per annum equal to (x) in the case of an Alternate Base Rate Loan, 4.00% and (y) in the case of a Eurodollar Loan, 5.00%, and
                  (ii) if the Total Leverage Ratio
                  equals or exceeds 4.50 to 1.00, a rate per annum equal to (x) in the case of an Alternate Base Rate Loan, 4.25% and (y) in the case of a Eurodollar Loan, 5.25%.

                  (iii) Deleting in its entirety the definition of "Capital
            Expenditures" and replacing it with the following:

                        "Capital Expenditures" of the Borrower and its
                  Subsidiaries shall mean any expenditure in respect of the purchase or other acquisition of (including any expenditures under any Financing Leases (but excluding operating leases that are not Off Balance Sheet Lease Liabilities)) with respect to fixed or capital assets of the Borrower or such Subsidiary but shall exclude (a) Permitted Acquisitions, (b) any fixed or capital assets purchased or acquired in connection with normal replacement and maintenance programs that, in accordance with GAAP, would be properly charged to current operations, (c) Replacement Assets to the extent funded pursuant to Section 2.9(c)(ii), (d) any equipment purchased or acquired using the proceeds received from the sale or disposition of other equipment as contemplated by clauses (a) and (b) of Section 6.6, but only to the extent the proceeds from such sale or disposition are reinvested in new equipment within 60 days, (e) any fixed or capital assets purchased or acquired from funds received from Liberty Media Corporation pursuant to the Liberty Debt Documents, (f) any fixed or capital assets purchased or acquired from funds received through the issuance of Capital Stock of the Borrower or any Subsidiary to any Person other than the Borrower or a Subsidiary, and (g) any fixed or capital assets purchased or acquired in connection with Net Disposition Proceeds not paid to the Administrative Agent pursuant to Section 2.9(b).

                  (iv) Deleting in its entirety the first full paragraph of the definition of "EBITDA" and replacing it with the following:

                        "EBITDA" shall mean, for any period of determination, an
                  amount (computed without duplication) equal to (a) Net Income for such period, after exclusion of (i) all items which should be classified as extraordinary (all determined in accordance with GAAP) and (ii) all gains attributable to insurance proceeds (other than proceeds of business interruption insurance) received during such period to the extent, if any, such gains are included in Net Income plus (b) all amounts deducted in computing Net Income for such period in respect of
                  (i) Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (ii) noncash amortization expense (including amortization of financing costs, noncurrent assets and noncash charges), (iii) depreciation, (iv) income taxes, (v) all other non-cash expenses, (vi) any cash payments made to repurchase vested employee stock options of the Borrower in an amount not to exceed $10,000,000 in the aggregate during the term of this Agreement, (vii) if any Permitted Acquisition occurred during such period, the amount of any Non-Recurring Expenses attributable to the assets or Capital Stock so acquired, as set forth in the certificate delivered pursuant to paragraph (c)(i) of the definition of "Permitted Acquisition" and (viii) until recognized in accordance with GAAP for the fiscal year 2000, the items described in Schedule 1.1(c) in an aggregate amount not to exceed $7,523,418, plus (c) Restructuring Charges incurred in such period (provided, that (i) the amount of such Charges shall be deducted from Net Income for purposes of determining EBITDA in such period and each subsequent period to the extent such Charges are paid in cash in such period or subsequent period, as applicable, and (ii) in any fiscal year of the Borrower, the aggregate of all Restructuring Charges that shall be added back pursuant to this clause (c) shall not exceed $10,000,000); provided that the amounts described in clauses (a) and (b) above shall not include any amounts attributable to any Venture Subsidiary that is Minority Owned, except to the extent of cash dividends actually received by the Borrower or any Subsidiary from on-going operations of such Venture Subsidiary; provided further that, for periods of determination on or prior to September 30, 2002, the amounts described in clauses (a) and (b) above shall not include any amounts attributable to ISG.

                  (v) Deleting in its entirety the definition of "Indebtedness"
            and replacing it with the following:

                        "Indebtedness" of any Person at any date shall mean
                  (without duplication), (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all Off Balance Sheet Lease Liabilities of such Person, (e) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person,
                  (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (g) liabilities arising under Hedging Agreements (other than interest rate caps) of such Person, (h) all Guarantee Obligations of such Person, but excluding any Guarantee Obligation where the primary obligor is a Subsidiary (except a Venture Subsidiary) and the primary obligation does not constitute Indebtedness, and (i) any asserted withdrawal liability of such Person (either directly or indirectly through a Commonly Controlled Entity) to a Plan.

                  (vi) Deleting in its entirety the definition of "Net
            Disposition Proceeds" and replacing it with the following:

                        "Net Disposition Proceeds" shall mean the gross cash
                  proceeds (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when received) received by the Borrower or any Subsidiary from the sale (other than (i) the sale of inventory in the ordinary course of business, (ii) sales of assets in the ordinary course of business permitted under clause (a) or (b) of Section 6.6 to the extent the proceeds from such sales under either clause (a) or (b) are reinvested in new equipment within 60 days, and (iii) sales to the Borrower or Wholly Owned Subsidiaries permitted under clause (d) or (e) of Section 6.6,), lease (other than a lease in the ordinary course of business), transfer or other disposition of any of its assets less the sum of (a) reasonable selling expenses paid to non-affiliated third parties, (b) any Indebtedness secured by a Lien on such asset or property permitted to exist under clause (g) or (i) of
                  Section 6.3 to the extent the Borrower or such Subsidiary is required to make a payment with respect thereto and (c) income taxes reasonably estimated to be actually payable by the Borrower or such Subsidiary with respect to any gain realized as a result of such sale, lease, transfer or other disposition and which taxes are payable by the Borrower or such Subsidiary within two years of the date of such sale, lease, transfer or other disposition or within two years of any installment payment with respect thereto; provided that at the end of such two year period any such amount not so paid shall constitute Net Disposition Proceeds.

                  (vii) Deleting in its entirety the definition of "Replacement
            Assets" and replacing it with the following:

                        "Replacement Assets" shall have the meaning ascribed
                  thereto in Section 2.9(c).

                  (viii) Deleting in its entirety the definition of "Revolving
            Credit Commitment" and replacing it with the following:

                        "Revolving Credit Commitment" shall mean, as to any
                  Lender, the obligation of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Credit Commitments" opposite such Lender's name on Schedule I or in the New Lender Joinder Agreement pursuant to which it became a party hereto, as such amount may be reduced from time to time pursuant to this Agreement or as such amount may otherwise vary based upon any assignment of Revolving Credit Commitments by or to such Lender pursuant to a Commitment Transfer Supplement. As of November 14, 2002, the aggregate amount of the Revolving Credit Commitment is equal to the Dollar Equivalent of $191,500,000.

                  (ix) Adding the following new definitions:

                        "Atlanta Property" shall mean the property located at
                  151 Ponce De Leon Avenue, Atlanta, Georgia and any personal property attached thereto, including, without limitation, buildings and fixtures, as further described in Schedule I hereto.

                        "EBITDA Event" shall mean the sale by the Borrower or a
                  Subsidiary of (i) all the Capital Stock or all or substantially all the assets of a Subsidiary or group of Subsidiaries or (ii) an operating division of a Subsidiary or group of Subsidiaries, such that, after giving effect to such sale, EBITDA for the Borrower and its Subsidiaries for the four fiscal quarter period most recently ended would have increased by $3,000,000.

            (b) AMENDMENT OF SECTION 2.9(b). Section 2.9(b) of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

                        (b) The Borrower, within ten days after receipt of any
                  Net Disposition Proceeds (other than Net Disposition Proceeds not greater than $2,600,000 received from the sale of the Atlanta Property permitted pursuant to Section 6.6(h) and reinvested in the Atlanta Property for the purchase or other acquisition of fixed or capital assets), shall (x) pay to the Administrative Agent (1) 75% of such Net Disposition Proceeds, if (A) the Total Leverage Ratio (prior to the application of such Net Disposition Proceeds pursuant to this Section 2.9) is greater than or equal to 3.50 to 1.00 on the date such Net Disposition Proceeds are received and (B) the aggregate amount of Net Disposition Proceeds received by the Borrower since November 14, 2002 is not greater than $75,000,000, (2) 50% of such Net Disposition Proceeds, if (A) the Total Leverage Ratio (prior to the application of such Net Disposition Proceeds pursuant to this Section 2.9) is less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00 on the date such Net Disposition Proceeds are received and (B) the aggregate amount of Net Disposition Proceeds received by the Borrower since November 14, 2002 is not greater than $75,000,000, (3) notwithstanding the foregoing clauses (1) and (2), 100% of such Net Disposition Proceeds, if such Net Disposition Proceeds are received by the Borrower from dispositions permitted under Section 6.6(c) or (4) 100% of such Net Disposition Proceeds, if the aggregate amount of Net Disposition Proceeds received by the Borrower since November 14, 2002 exceeds $75,000,000, and (y) deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculation of such Net Disposition Proceeds; provided that, any Net Disposition Proceeds from the Atlanta Property less than $2,600,000 which may be received by Borrower are held in a segregated account of the Borrower until utilized to acquire fixed or capital leasehold improvements in such property. Any Net Disposition Proceeds shall be applied first, pro rata to all the Loans (with a concomitant reduction in the Revolving Credit Commitments), second, if the Loans have been repaid in full, to the payment of any other Obligations then due and payable, and third, to the extent of any remaining proceeds, to the Administrative Agent to be held as cash collateral for any other Obligations (including, without limitation, Obligations with respect to outstanding Letters of Credit).

            (c) AMENDMENT TO SECTION 2.9(c). Section 2.9(c) of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

                  (c) If the aggregate amount of Net Insurance Proceeds received since the Closing Date exceeds $2,500,000, the Borrower shall, within ten days after receipt thereof, (x) pay to the Administrative Agent 100% of such Net Insurance Proceeds to the extent of such excess, for application in the manner set forth in the next sentence and (y) deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculation of such Net Insurance Proceeds; provided that the Borrower, by written notice to the Administrative Agent delivered within such ten day period, may elect to defer applying Net Insurance Proceeds aggregating up to an additional $50,000,000 in such manner if and only if (i) concurrent with such notice such deferred proceeds are applied to repay the Revolving Loans (with a concomitant temporary reduction in the Revolving Credit Commitments), and (ii) within 270 days after receipt by the Administrative Agent of such deferred proceeds, the Borrower shall obtain Revolving Loans for purposes of acquiring assets which are, in the ordinary course, used and useful in the operation of the business of the Borrower and its Subsidiaries permitted under Section 6.13 ("Replacement Assets") (it being understood that (A) upon expiration of such 270-day period, any portion of such deferred proceeds that has not been utilized by the Borrower as a Revolving Loan to acquire such Replacement Assets shall be applied to the payment of the Obligations in accordance with the next succeeding sentence and the Lenders shall be deemed to have made Revolving Loans the proceeds of which shall be used to effect such application, (B) upon each disbursement of such deferred proceeds as a Revolving Loan for purposes of acquiring Replacement Assets or paying such Obligations, the Revolving Credit Commitments shall (except as provided in the next sentence) be restored by the amount of such disbursement or application and (C) if any Default shall occur during such 270-day period, the Administrative Agent may, in its discretion, and shall, if directed by the Required Lenders, apply such deferred proceeds as a mandatory prepayment in accordance with the next sentence and the Borrower shall be deemed to have requested Revolving Loans in an amount equal to such deferred proceeds (as such amount may have been reduced hereunder) and, in the case of any mandatory prepayment, such Revolving Loans shall be made regardless of the failure of the Borrower to satisfy the conditions set forth in Section 4.2). Any Net Insurance Proceeds shall be applied first, pro rata to all the Loans (with a concomitant reduction in the Revolving Credit Commitments), second, if the Loans have been repaid in full, to the payment of any other Obligations then due and payable, and third, to the extent of any remaining proceeds, to the Administrative Agent to be held as cash collateral for any other Obligations (including, without limitation, Obligations with respect to outstanding Letters of Credit).

            (d) AMENDMENT OF SECTION 5.1. Section 5.1 of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

            5.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days
            after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statements of operations, stockholders equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a qualification or exception arising out of the scope of the audit, by KPMG or other independent certified public accountants of nationally recognized standing; provided that the submission of the Borrower's report on Form 10-K shall satisfy the foregoing requirements;

                  (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period for each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and setting forth in each case in comparative form the figures from the budget for such fiscal year furnished to the Lenders pursuant to
            Section 5.2(d) and the actual figures for the corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided that the submission of the Borrower's report on Form 10-Q shall satisfy the foregoing requirements; and

                  (c) as soon as available, but in any event not later than 30 days after the end of each monthly period of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related unaudited statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such month and the portion of the fiscal year through the end of such month and setting forth in each case in comparative form the figures from the budget for such fiscal year furnished to the Lenders pursuant to
            Section 5.2(d) and the actual figures for the corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

                  All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            (e) AMENDMENT OF SECTION 6.1(b). Section 6.1(b) of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

                  (b) Fixed Charge Coverage. From and after January 1, 2003, on any date during any period set forth below, (i) prior to the occurrence of an EBITDA

            Event, after giving effect to the making of each Loan to be made on such date, permit the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite such period below:

             Period                               Fixed Charge Coverage Ratio
             ------                               ---------------------------
             1/01/03 to 3/31/03                           0.80 to 1.00
             4/01/03 to 6/30/03                           0.85 to 1.00
             7/01/03 to 9/30/03                           0.95 to 1.00
             10/01/03 and thereafter                      1.00 to 1.00

            and (ii) after the occurrence of an EBITDA Event, after giving effect to the making of each Loan to be made on such date, permit the Fixed Charges Coverage Ratio to be less than the ratio set forth opposite such period below:

             Period                               Fixed Charge Coverage Ratio
             ------                               ---------------------------
             1/01/03 to 3/31/03                           0.85 to 1.00
             4/01/03 to 6/30/03                           0.90 to 1.00
             7/01/03 to 9/30/03                           0.95 to 1.00
             10/01/03 and thereafter                      1.00 to 1.00

            (f) AMENDMENT OF SECTION 6.1(c). Section 6.1(c) of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

                  (c) Total Leverage Ratio. On any date during any period set forth below, (i) prior to the occurrence of an EBITDA Event, after giving effect to the making of each Loan to be made on such date, permit the Total Leverage Ratio to exceed the ratio set forth opposite such period below:

             Period                               Total Leverage Ratio
             ------                               --------------------
             1/1/02 through 3/31/02                   4.65 to 1.00
             4/1/02 through 6/30/02                   4.55 to 1.00
             7/1/02 through 9/30/02                   4.45 to 1.00
             10/1/02 through 6/30/03                  4.75 to 1.00
             7/1/03 through 9/30/03                   4.70 to 1.00
             10/1/03 to 12/31/03                      4.65 to 1.00
             1/1/04 to 3/31/04                        4.55 to 1.00
             4/1/04 to 6/30/04                        4.05 to 1.00
             7/1/04 to 9/30/04                        4.00 to 1.00
             10/1/04 to 12/31/04                      3.80 to 1.00
             1/1/05 and thereafter                    3.50 to 1.00

            and (ii) after the occurrence of an EBITDA Event, after giving effect to the making of each Loan to be made on such date, permit the Total Leverage Ratio to exceed the ratio set forth opposite such period below:

             Period                               Total Leverage Ratio
             ------                               --------------------
             1/1/02 through 3/31/02                   4.65 to 1.00
             4/1/02 through 6/30/02                   4.55 to 1.00
             7/1/02 through 9/30/02                   4.45 to 1.00
             10/1/02 through 6/30/03                  4.55 to 1.00
             7/1/03 through 9/30/03                   4.50 to 1.00
             10/1/03 to 12/31/03                      4.40 to 1.00
             1/1/04 to 3/31/04                        4.35 to 1.00
             4/1/04 to 6/30/04                        4.05 to 1.00
             7/1/04 to 9/30/04                        4.00 to 1.00
             10/1/04 to 12/31/04                      3.80 to 1.00
             1/1/05 and thereafter                    3.50 to 1.00

            ; provided that if the Borrower declares or pays any dividends, then at all times thereafter the Borrower will not permit the Total Leverage Ratio to exceed 3.00 to 1.00.

            (g) AMENDMENT OF SECTION 6.4(d). Section 6.4(d) of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

                  (d) guarantees by the Borrower of performance of its
            Subsidiaries under service agreements and lease agreements entered into in the ordinary course of business and consistent with industry standards; and

            (h) AMENDMENT OF SECTION 6.5. Section 6.5 of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

            6.5 Limitation on Fundamental Changes. Enter into any merger, acquisition, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its property, business or assets except:

            (a) any Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any Subsidiary of the Borrower may be merged or consolidated with or into any one or more Wholly Owned Subsidiaries of the Borrower;

            (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly Owned Subsidiary of the Borrower;

            (c) any Wholly Owned Subsidiary of the Borrower may enter into any merger or consolidation necessary to effect a Permitted Acquisition;

            (d) Permitted Acquisitions; and

            (e) any Subsidiary may sell, lease, transfer or otherwise dispose of assets permitted by Section 6.6(g).

            (i) AMENDMENT OF SECTION 6.6. Section 6.6 of the Credit Agreement is hereby amended by:

                  (i) Deleting clauses (g) and (h) thereof in their entirety and the following inserted in its place:

                  (g) the sale of other assets in the aggregate amount not to exceed $75,000,000 from November 14, 2002; and

                  (h) the sale and lease of the Atlanta Property.

                  (ii) Inserting the following proviso at the end of Section
            6.6:

            provided that all Net Disposition Proceeds from such sales pursuant this Section 6.6 shall be applied in accordance with Section 2.9.

            (j) AMENDMENT OF SECTION 6.10. Section 6.10 is hereby amended by deleting the reference to Section 6.6(h) in the last sentence and replacing it with a reference to Sections 6.6(g) and 6.6(h).

            (k) AMENDMENT OF SCHEDULE I. Part A of Schedule I to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule II hereto.

            SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants that, after giving effect to this Amendment, all the representations and warranties of the Borrower contained in Section 3 of the Credit Agreement shall be true in all material respects.

            SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective upon the satisfaction of the following conditions precedent:

            (a) the Administrative Agent shall have received counterparts hereof executed by duly authorized officers of the Borrower and by duly authorized signatories of the Required Lenders;

            (b) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) this Amendment has been duly authorized, (ii) all representations and warranties are true as of the effective date hereof, and (iii) prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred which is continuing;

            (c) the Administrative Agent shall have received a consent from each Guarantor not a party hereto in the form attached as EXHIBIT A;

            (d) each consenting Lender shall have received a commitment fee equal to the product of (x) 37.5 basis points, times (y) the amount of such Lender's Commitment (after giving effect to this Amendment); and

            (e) the Administrative Agent shall have received such other documents and certificates as the Administrative Agent may request.

            SECTION 4. REFERENCE TO AND EFFECT IN THE LOAN DOCUMENTS.

            (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

            (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrower under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

            SECTION 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            SECTION 6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            [NO ADDITIONAL TEXT ON THIS PAGE; SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                        BORROWER:

                                        LIBERTY LIVEWIRE CORPORATION

                                        By: /s/ WILLIAM E. NILES
                                           -------------------------------------
                                           Name: William E. Niles
                                           Title: Executive Vice President

                                        ADMINISTRATIVE AGENT:

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent

                                        By: /s/ JAMES T. GILLAND
                                           -------------------------------------
                                           Name: James T. Gilland
                                           Title: Managing Director

                                        THE LENDERS:

                                        BANK OF AMERICA, N.A.

                                        By: /s/ JAMES T. GILLAND
                                           -------------------------------------
                                           Name: James T. Gilland
                                           Title: Managing Director

                                        CITICORP USA, INC.

                                        By: /s/ ROBERT F. PARR
                                           -------------------------------------
                                           Name: Robert F. Parr
                                           Title: Managing Director
                                                  Global Media & Communication
                                                  388 Greenwich St./21st Floor
                                                  212-816-8489

                                        THE BANK OF NEW YORK COMPANY, INC.

                                        By: /s/ JOHN C. LAMBERT
                                           -------------------------------------
                                           Name: John C. Lambert
                                           Title: Authorized Signer

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ROYAL BANK OF CANADA

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ING (U.S.) CAPITAL LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BNP PARIBAS

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        MIZUHO CORPORATE BANK, LTD.

                                        By: /S/ MASAHITO FUKADA
                                           -------------------------------------
                                           Name: Masahito Fukada
                                           Title: Senior Vice President

                                        THE GOVERNOR AND COMPANY OF THE
                                        BANK OF IRELAND

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BANK OF TOKYO-MITSUBISHI TRUST
                                        COMPANY

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        U.S. BANK N.A.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        EAST WEST BANK

                                        By: /s/ NANCY A. MOORE
                                           -------------------------------------
                                           Name: Nancy A. Moore
                                           Title: Senior Vice President

                                                                       EXHIBIT A

                            REAFFIRMATION AND CONSENT

                          Dated as of November 13, 2002

            Each of the undersigned, a Subsidiary of Liberty Livewire Corporation that has entered into one or more Loan Documents (as defined in the Credit Agreement referred to in the foregoing Amendment No. 3), hereby consents to said Amendment and hereby reaffirms and agrees that (i) such Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, such Amendment No. 3, each reference in such Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement as amended by said Amendment, and (ii) the Loan Documents to which the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all Obligations.

                                  10 MOONS AT POP, INC.

                                  4MC COMPANY 3, INC.

                                  4MC RADIANT, INC.

                                  4MC-BURBANK, INC.

                                  525 HOLDINGS, INC.

                                  525 STUDIOS, LLC

                                  A.F. ASSOCIATES, INC.

                                  AFA PRODUCTS GROUP, INC.

                                  AMERICAN SIMULCAST CORP.

                                  ANDERSON VIDEO COMPANY

                                  ANGAROLA, INC.

                                  ANS ACQUISITION SUB, INC.

                                  ATLANTIC SATELLITE COMMUNICATIONS, INC.

                                  AUDIO PLUS VIDEO INTERNATIONAL, INC.

                                  CABANA CORP.

                                  CATALINA TRANSMISSION CORP.

                                  CINRAM-POP DVD CENTER LLC

                                  COMPANY 11 PRODUCTIONS

                                  COMPANY 3 NEW YORK, INC.

                                  DIGITAL DOCTORS LLC

                                  DIGITAL MAGIC COMPANY

                                  DIGITAL SOUND & PICTURE, INC.

                                  FILMCORE EDITORIAL LOS ANGELES LLC

                                  FILMCORE EDITORIAL SAN FRANCISCO LLC

                                  FOUR MEDIA COMPANY

                                  GWNS ACQUISITION SUB, INC.

                                  HOLLYWOOD SUPPLY COMPANY

                                  INTERNATIONAL POST FINANCE LIMITED

                                  INTERNATIONAL POST LEASING LIMITED

                                  IPL 235 CORP.

                                  LIBERTY LIVEWIRE LLC

                                  LIBERTY SEG ACQUISITION SUB, LLC

                                  LIVEWIRE NETWORK SERVICES, LLC

                                  MANHATTAN TRANSFER/EDIT, INC.

                                  MERIDIAN SOUND CORP.

                                  MERIDIAN SOUND, LLC

                                  MODERN MUSIC MAGIC, LLC

                                  MSCL, INC.

                                  POP ANIMATION

                                  SANTA MONICA FINANCIAL, INC.

                                  SOUND ONE CORPORATION

                                  SOUNDELUX HOLLYWOOD II, LLC

                                  SOUNDELUX HOLLYWOOD III, LLC

                                  SYMPHONIC VIDEO LLC

                                  THE TRIUMPH SWITCH COMPANY LLC

                                  TODD-AO AMUSEMENT PRODUCTION SERVICES, LLC

                                  TODD-AO DIGITAL IMAGES

                                  TODD-AO DVD, INC.

                                  TODD-AO HOLLYWOOD DIGITAL

                                  TODD-AO PRESERVATION SERVICES

                                  TODD-AO PRODUCTIONS, INC.

                                  TODD-AO STUDIOS

                                  TODD-AO STUDIOS EAST, INC.

                                  TODD-AO STUDIOS WEST

                                  TODD-AO VIDEO SERVICES

                                  TODD-AO, ESPANA

                                  TRIUMPH COMMUNICATIONS & FIBER SERVICES, LLC

                                  TRIUMPH COMMUNICATIONS & LEASING SERVICES INC.

                                  TRIUMPH COMMUNICATIONS INC.

                                  VIDEO RENTALS, INC.

                                  VIDEO SERVICES CORPORATION

                                  VINE STREET MAGIC, LLC

                                  VISUALIZE

                                  VSC CORPORATION

                                  VSC EXPRESS COURIER, LLC

                                  VSC LIMA CORP.

                                  VSC MAL CORP.

                                  VSDD ACQUISITION CORP.

                                  WATERFRONT COMMUNICATIONS CORPORATION



                                  Each By:  /s/ WILLIAM E. NILES
                                            ------------------------------------
                                            Name: William E. Niles
                                            Title: Vice President

                                                                      SCHEDULE I

                                 [See attached]

                                                                     SCHEDULE II

A.    COMMITMENTS


NAME                                          REVOLVING CREDIT                    TERM A                              TERM B
OF THE LENDER                                 COMMITMENT                          COMMITMENT                          COMMITMENT
-------------                                 ----------------                    ----------                          ----------
Bank of America, N.A.                         $36,397,408.21                      $28,000,000                         $0

Citicorp USA, Inc.                            $31,020,518.36                      $22,500,000                         $0

The Bank of New York Company, Inc.            $28,952,483.80                      $20,000,000                         $0

General Electric Capital Corporation          $12,408,207.34                      $0                                  $35,000,000

Royal Bank of Canada                          $18,198,704.10                      $11,000,000                         $7,000,000

ING (U.S.) Capital LLC                        $16,544,276.45                      $10,000,000                         $10,000,000

BNP Paribas                                   $13,235,421.17                      $9,000,000                          $0

Mizuho Corporate Bank, Ltd.                   $10,753,779.70                      $7,000,000                          $5,000,000

The Governor and Company of the Bank          $8,272,138.23                       $5,000,000                          $0
of Ireland

Bank of Tokyo-Mitsubishi Trust                $8,272,138.23                       $5,000,000                          $0
Company

US Bank N.A.                                  $7,444,924.41                       $6,000,000                          $0

East West                                     $0                                  $1,500,000                          $1,500,000